Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Owl Rock Core Income Corp.:

We consent to the use of our report dated October 16, 2020, with respect to the financial statements, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Form N-2.

/s/ KPMG LLP

New York, New York
October 16, 2020